SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported): March 18, 1998


                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                   0-29230                51-0350842
(State or other jurisdiction       (Commission           (I.R.S. Employer
    of incorporation)              File Number)         Identification No.)


    575 Broadway, New York, New York                     10012
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (212) 941-2988


                                 Not Applicable
           Former name or former address, if changed since last report


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Item 2. Acquisition and Disposition of Assets

Acquisition of Certain Assets of BMG Interactive.

     In March 1998, the Company acquired substantially all of the assets of BMG Interactive, a division of BMG Entertainment North America ("BMG"), including direct distribution, sales and marketing offices in France and Germany; a product publishing and distribution group in the United Kingdom; distribution, publishing and certain sequel rights to twelve upcoming video game and PC game product releases; and various back catalog publishing and distribution rights.

     As consideration for these assets, the Company issued to BMG 1,850,000 shares of newly created Series A Convertible Preferred Stock (the "Preferred Stock"), which are convertible on a one-for-one basis into shares of Common Stock. As a result, BMG beneficially owns approximately 15.8% of the Company's outstanding Common Stock. The holder of the Preferred Stock has one vote per share and, except as required by law, votes together with the holders of Common Stock as a single class on all matters presented to the shareholders for action, including the election of directors. The Preferred Stock is not entitled to receive dividends and has a liquidation preference of $6.875 per share. The Company has granted BMG certain "piggyback" and demand registration rights with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock.

     Among the publishing and distribution rights acquired were:

     (1) The worldwide publishing and distribution rights and copyright to Grand Theft Auto. The Company plans to release Grand Theft Auto through a distribution agreement with ASC Games, Inc. for the personal computer ("PC") platform in the United States in late March 1998 and under its own label for the Sony PlayStation in May 1998.

     (2) The worldwide publishing and distribution rights and copyright to Space
Station: Silicon Valley for the Nintendo 64 gaming system, scheduled to be released in October 1998.

     (3) The European distribution rights to PC recreational software products including Berkley Systems' After Dark screen saver series, You Don't Know Jack trivia series, gaming franchises such as Crystal Dynamic's Gex and Pandemonium series for the Sony PlayStation, and ASC Games' One for the Sony PlayStation.

     (4) The worldwide publishing and distribution rights to a series of sales region customized World Cup soccer games for the Sony PlayStation. Each game in the series is expected to be

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released in special  packaging in April 1998,  showcasing  team colors and stars from the particular country it is released in.

     (5) The worldwide publishing, distribution and sequel rights to the highly anticipated role-playing game Monkey Hero for the Sony PlayStation and PC platforms.

     (6) The worldwide publishing, distribution and sequel rights to the military combat game Special Ops for the Sony PlayStation and PC platforms. The Company expects to release the PC platform version of Special Ops in the United States in conjunction with Panasonic Interactive Media.

     Pursuant to the acquisition, the Company became the assignee to agreements entered into by BMG and/or its affiliates with respect to distribution rights to certain products (including the products described above). These agreements generally require the Company to make advance payments and pay royalties and satisfy other conditions.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of the Business Acquired.

     Audited financial statements relating to the acquisition will be filed by amendment within 60 days of the date this Report was required to be filed.

     (b)  Pro Forma Financial Information and Exhibits.

     Pro Forma financial information relating to the acquisition will be filed by amendment within 60 days of the date this report was required to be filed.

     (c)  Exhibits

          Exhibit 1 - Asset Purchase Agreement, dated March 10, 1998, by and betwen the Company and BMG.

          Exhibit 2 - Certificate of Designation, dated March 11, 1998, of the Company and certified by the Office of the Secretary of State of Delaware.

          Exhibit 3 - Registration Rights Agreement, dated March 11, 1998, between BMG and the Company.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  March __, 1998

                                           TAKE-TWO INTERACTIVE SOFTWARE, INC.



                                           By
                                              --------------------------------
                                              Name:  Ryan A. Brant
                                              Title: Chairman


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